Exhibit 99.5

Citizens Communications Company

Offer to Exchange

Up to $400,000,000 Principal Amount of Registered 7.875% Senior Notes due 2027	Up to $300,000,000 Principal Amount of Registered 6.625% Senior Notes due 2015	Up to $450,000,000 Principal Amount of Registered 7.125% Senior Notes due 2019

For	For	For

A Like Principal Amount of 7.875% Senior Notes due 2027	A Like Principal Amount of 6.625% Senior Notes due 2015	A Like Principal Amount of 7.125% Senior Notes due 2019

Pursuant to the Prospectus dated             , 2007

To Our Clients:

Enclosed for your consideration is a prospectus dated             , 2007 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “exchange offer”) of Citizens Communications Company, a Delaware corporation (the “Company”), to exchange up to (i) $400,000,000 aggregate principal amount of new 7.875% Senior Notes due 2027 (the “new 2027 notes”), for the outstanding 7.875% Senior Notes due 2027, which have certain transfer restrictions (the “original 2027 notes”), (ii) $300,000,000 aggregate principal amount of new 6.625% Senior Notes due 2015 (the “new 2015 notes”), for the outstanding 6.625% Senior Notes due 2015, which have certain transfer restrictions (the “original 2015 notes”) and (iii) $450,000,000 aggregate principal amount of new 7.125% Senior Notes due 2019 (the “new 2019 notes” and, together with the new 2027 notes and the new 2015 notes, the “exchange notes”) for the outstanding 7.125% Senior Notes due 2019, which have certain transfer restrictions (the “original 2019 notes” and, together with the original 2027 notes and the original 2015 notes, the “original notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The exchange offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreements dated December 22, 2006 and March 23, 2007, between the Company and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the original 2027 notes, the original 2015 notes or the original 2019 notes carried by us for your account but not registered in your name. A tender of such original notes may only be made by us as the holder of record and pursuant to your instructions unless you obtain a properly completed bond power from us or arrange to have the original notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the original notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the original notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on             , 2007 (the “Expiration Date”), unless extended by the Company. Any original notes tendered pursuant to the exchange offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The exchange offer is for any and all of the original notes.

2. The exchange offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer—Conditions to the Exchange Offer.”

3. The exchange offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your original notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender original notes unless you obtain a properly completed bond power from us or arrange to have the original notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the exchange offer made by the Company with respect to the original notes.

This will instruct you to tender the original 2027 notes, the original 2015 notes or the original 2019 notes held by you for the account of the undersigned upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the original 2027 notes, the original 2015 notes or the original 2019 notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of original 2027 notes

7.875% Senior Notes due 2027
(Must be in Integral Multiples of $1,000)

☐ Please do not tender any original 2027 notes held by you for the account of the undersigned

Aggregate Principal Amount of original 2015 notes

6.625% Senior Notes due 2015
(Must be in Integral Multiples of $1,000)

☐ Please do not tender any original 2015 notes held by you for the account of the undersigned

Aggregate Principal Amount of original 2019 notes

7.125% Senior Notes due 2019
(Must be in Integral Multiples of $1,000)

☐ Please do not tender any original 2019 notes held by you for the account of the undersigned

Dated: , 2007

(Signature(s))

(Please Print Name(s) Here)

(Address(es))

(Area Code(s) and Telephone Number(s))

(Tax Identification or Social Security Number(s))

None of the original 2027 notes, the original 2015 notes or the original 2019 notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the original 2027 notes, the original 2015 notes or the original 2019 notes held by us for your account.